Exhibit 99.2

Chubb Limited

Financial Supplement

for the Quarter Ended March 31, 2025

Investor Contact

Karen Beyer: (212) 827-4445

email: investorrelations@chubb.com

This report is for informational purposes only. It should be read in conjunction with documents filed by Chubb Limited with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this financial supplement reflect Chubb Limited’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties which may cause actual results to differ materially from such statements. For example, forward-looking statements related to financial performance, including exposures, reserves and recoverables, could be affected by the frequency and severity of unpredictable catastrophic events, actual loss experience, uncertainties in the reserving or settlement process, currency exchange fluctuations, new theories of liability, judicial, legislative, regulatory and other governmental developments, litigation tactics and developments, investigation developments and actual settlement terms, the amount and timing of reinsurance receivable and credit developments among reinsurers.

Our forward-looking statements could also be affected by, among other things, competition, pricing and policy term trends, market acceptance, changes in demand, actual market developments, rating agency action, possible terrorism or the outbreak and effects of war, and such other factors identified in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Chubb Limited

Financial Supplement Table of Contents

Note on Chubb Metrics:

In this financial supplement, business activity for, and the financial position of, Chubb acquisitions are reported at 100%, as required, except for core operating income, net income, book value, tangible book value, ROE, per share data, and certain other key metrics, which include only Chubb’s ownership interest and exclude the non-controlling interest.

Core Operating Income Redefined:

Core operating income was redefined to exclude the impact of the non-recurring tax benefit related to the enactment of Bermuda’s income tax law of $1.14 billion in Q4 2023 and $55 million in Q1 2024, as well as the subsequent years’ amortization of the related deferred tax asset.

Refer to page 1 for current and prior period results reflecting the adjusted presentation and information on Non-GAAP disclosures beginning on page 25.

Chubb Limited

Consolidated Financial Highlights

(in millions of U.S. dollars, except share, per share data, and ratios)

(Unaudited)

Note: All dollar amounts in the Financial Supplement are rounded. However, percent changes and ratios are calculated using whole dollars. Accordingly, calculations using rounded dollars may differ.

	Three months ended March 31			Constant $	Constant $	Year ended December 31
	2025	2024*	% Change	2024*	% Change	2024*	2023*

Gross premiums written	$15,105	$14,425	4.7%	$14,134	6.9%	$62,003	$57,526

Net premiums written	$12,646	$12,221	3.5%	$11,965	5.7%	$51,468	$47,361
P&C net premiums written	$10,926	$10,588	3.2%	$10,406	5.0%	$45,142	$41,896
Global P&C net premiums written	$10,650	$10,339	3.0%	$10,157	4.8%	$42,439	$38,708
Life Insurance net premiums written	$1,720	$1,633	5.3%	$1,559	10.3%	$6,326	$5,465

Net premiums earned	$12,000	$11,583	3.6%	$11,353	5.7%	$49,846	$45,712

P&C underwriting income	$441	$1,400	-68.5%	$1,379	-68.0%	$5,850	$5,460

P&C CAY underwriting income ex Cats	$1,827	$1,628	12.2%	$1,607	13.7%	$7,381	$6,515

Adjusted net investment income	$1,670	$1,482	12.7%	$1,465	14.0%	$6,376	$5,343

Core operating income	$1,489	$2,161	-31.1%	$2,125	-29.9%	$9,142	$8,202

Adjusted operating cash flow	$2,001	$3,624				$15,904	$12,182

Net investment income	$1,561	$1,391	12.2%	$1,374	13.6%	$5,930	$4,937

Chubb net income	$1,331	$2,143	-37.9%			$9,272	$9,028

Operating cash flow	$1,566	$3,220				$16,182	$12,632

P&C combined ratio
Loss and loss expense ratio	67.8%	58.1%				60.4%	60.6%
Policy acquisition cost and administrative expense ratio	27.9%	27.9%				26.2%	25.9%

Combined ratio	95.7%	86.0%				86.6%	86.5%

P&C Current Accident Year (CAY) combined ratio ex Catastrophe losses (Cats)
CAY loss and loss expense ratio ex Cats	54.4%	56.1%				57.0%	58.2%
CAY policy acquisition cost and administrative expense ratio ex Cats	27.9%	27.6%				26.1%	25.7%

CAY combined ratio ex Cats	82.3%	83.7%				83.1%	83.9%

ROE	8.2%	14.3%				15.0%	16.4%
Core operating return on tangible equity (ROTE)	13.0%	21.3%				21.5%	21.2%
Core operating return on equity (ROE)	8.6%	13.4%				13.8%	13.5%

Effective tax rate	19.3%	13.7%				16.3%	5.3%
Core operating effective tax rate	19.1%	17.3%				18.0%	18.2%

Diluted earnings per share

Chubb net income	$3.29	$5.23	-37.1%			$22.70	$21.80

Core operating income	$3.68	$5.27	-30.2%			$22.38	$19.80

Weighted average basic common shares outstanding	400.7	405.7				404.2	410.8
Weighted average diluted common shares outstanding	404.7	409.7				408.5	414.2

			% Change
	March 31 2025	December 31 2024	1Q-25 vs. 4Q-24

Book value per common share	$164.01	$159.77	2.7%
Tangible book value per common share	$104.27	$100.38	3.9%

Book value per common share, excl. AOCI	$183.06	$181.34	0.9%
Tangible book value per common share, excl. AOCI	$120.44	$118.57	1.6%

*Core operating income has been redefined to adjust for a tax benefit associated with the new Bermuda tax law. Refer to the table of contents page for additional information.

Financial Highlights	Page 1

Chubb Limited

Statement of Operations - Consecutive Quarters

(in millions of U.S. dollars)

(Unaudited)

Consolidated Statements of Operations	1Q-25	4Q-24	3Q-24	2Q-24	1Q-24	Full Year 2024

Gross premiums written	$15,105	$14,326	$16,761	$16,491	$14,425	$62,003

Net premiums written	12,646	12,058	13,829	13,360	12,221	51,468

Net premiums earned	12,000	12,598	13,373	12,292	11,583	49,846

Adjusted losses and loss expenses (1)	6,895	6,481	7,384	6,434	5,728	26,027

Realized (gains) losses on crop derivatives	(1)	-	1	3	1	5

Losses and loss expenses	6,896	6,481	7,383	6,431	5,727	26,022

Adjusted policy benefits (2)	1,276	1,107	1,109	1,123	1,170	4,509

Realized (gains) losses from investment portfolios supporting participating policies	39	(108)	(20)	(85)	-	(213)

(Gains) losses from fair value changes in separate account assets	10	(1)	30	(11)	(10)	8

Policy benefits	1,227	1,216	1,099	1,219	1,180	4,714

Policy acquisition costs	2,313	2,345	2,324	2,226	2,207	9,102

Administrative expenses	1,080	1,122	1,094	1,094	1,070	4,380

Adjusted net investment income (3)	1,670	1,691	1,640	1,563	1,482	6,376

Other (income) expense from private equity partnerships	(107)	(126)	(127)	(91)	(86)	(430)

Amortization expense of fair value adjustment on acquired invested assets	(2)	(2)	(5)	(4)	(5)	(16)

Net investment income	1,561	1,563	1,508	1,468	1,391	5,930

Adjusted realized gains (losses) (4)	(78)	(192)	179	22	(100)	(91)

Realized gains (losses) from investment portfolios supporting participating policies	(39)	108	20	85	-	213

Realized gains (losses) on crop derivatives	1	-	(1)	(3)	(1)	(5)

Net realized gains (losses)	(116)	(84)	198	104	(101)	117

Market risk benefits gains (losses)	(92)	98	(230)	(29)	21	(140)

Adjusted interest expense (5)	186	194	197	188	183	762

Amortization benefit of fair value adjustment on acquired long term debt	(5)	(5)	(5)	(6)	(5)	(21)

Interest expense	181	189	192	182	178	741

Gains (losses) from fair value changes in separate account assets	(10)	1	(30)	11	10	(8)

Net realized gains (losses) related to unconsolidated entities	(25)	216	212	7	101	536

Other income (expense) from private equity partnerships	107	126	127	91	86	430

Other income (expense) - operating	11	54	16	1	(6)	65

Other income (expense)	83	397	325	110	191	1,023

Amortization expense of purchased intangibles	75	82	81	80	80	323

Integration expenses	-	18	7	7	7	39

Income tax expense (benefit)	321	479	504	490	342	1,815

Net income	$1,343	$2,640	$2,490	$2,216	$2,294	$9,640

Less: NCI income (loss)	12	65	166	(14)	151	368

Chubb net income	$1,331	$2,575	$2,324	$2,230	$2,143	$9,272

(1) Adjusted losses and loss expenses used throughout this report includes realized gains and losses on crop derivatives.

(2) Adjusted policy benefits used throughout this report includes gains and losses from fair value changes in separate account assets that do not qualify for separate account reporting under U.S. GAAP and realized gains and losses on underlying investments supporting the liabilities of certain participating policies related to the policyholders’ share of gains and losses.

(3) Adjusted net investment income used throughout this report excludes Amortization expense of fair value adjustment on acquired invested assets and includes income from private equity partnerships where we hold more than 3% ownership.

(4) Adjusted realized gains (losses) used throughout this report excludes realized gains and losses on crop derivatives and realized gains and losses on underlying investments supporting the liabilities of certain participating policies related to the policyholders’ share of gains and losses.

(5) Adjusted interest expense used throughout this report excludes Amortization benefit of fair value adjustment on acquired long term debt.

Statement of Operations	Page 2

Chubb Limited

P&C Underwriting Results - Consecutive Quarters

(in millions of U.S. dollars, except ratios)

(Unaudited)

Chubb Limited P&C Underwriting Results	1Q-25	4Q-24	3Q-24	2Q-24	1Q-24	Full Year 2024

P&C underwriting income
Gross premiums written	$13,327	$12,696	$15,143	$14,845	$12,724	$55,408
Net premiums written	10,926	10,497	12,277	11,780	10,588	45,142
Net premiums earned	10,304	11,034	11,843	10,724	9,972	43,573
Adjusted losses and loss expenses	6,869	6,455	7,352	6,412	5,696	25,915
Policy benefits	113	96	120	92	100	408
Policy acquisition costs	2,003	2,028	2,033	1,926	1,913	7,900
Administrative expenses	878	880	881	876	863	3,500

P&C underwriting income	$441	$1,575	$1,457	$1,418	$1,400	$5,850

P&C CAY underwriting income ex Cats	$1,827	$1,969	$1,978	$1,806	$1,628	$7,381

% Change versus prior year period
Net premiums written	3.2%	3.5%	5.4%	10.3%	12.4%	7.7%
Net premiums earned	3.3%	5.5%	5.4%	10.1%	12.3%	8.1%

Net premiums written constant $	5.0%	3.5%	6.1%	10.6%	12.2%	8.0%
Net premiums earned constant $	5.0%	5.5%	6.3%	10.4%	12.2%	8.4%

P&C combined ratio
Loss and loss expense ratio	67.8%	59.4%	63.1%	60.6%	58.1%	60.4%
Policy acquisition cost ratio	19.4%	18.4%	17.2%	18.0%	19.2%	18.1%
Administrative expense ratio	8.5%	7.9%	7.4%	8.2%	8.7%	8.1%

Combined ratio	95.7%	85.7%	87.7%	86.8%	86.0%	86.6%

CAY P&C combined ratio ex Cats

CAY loss and loss expense ratio ex Cats	54.4%	55.7%	58.9%	57.1%	56.1%	57.0%
CAY policy acquisition cost and administrative expense ratio ex Cats	27.9%	26.5%	24.5%	26.1%	27.6%	26.1%

CAY combined ratio ex Cats	82.3%	82.2%	83.4%	83.2%	83.7%	83.1%

Other ratios
Net premiums written/gross premiums written	82%	83%	81%	79%	83%	81%

Expense ratio	27.9%	26.3%	24.6%	26.2%	27.9%	26.2%
Expense ratio excluding A&H	26.4%	24.7%	23.1%	24.5%	26.1%	24.6%

Catastrophe reinstatement premiums (expensed) collected - pre-tax	$(37)	$10	$4	$-	$-	$14
Catastrophe losses - pre-tax	$1,604	$617	$769	$580	$435	$2,401
Unfavorable (favorable) prior period development (PPD) - pre-tax	$(255)	$(213)	$(244)	$(192)	$(207)	$(856)
Impact of catastrophe losses on P&C combined ratio - Unfavorable	15.9%	5.5%	6.4%	5.4%	4.4%	5.5%

Impact of PPD on P&C combined ratio - Favorable	-2.5%	-2.0%	-2.1%	-1.8%	-2.1%	-2.0%
Impact of Cats and PPD on P&C combined ratio - Unfavorable	13.4%	3.5%	4.3%	3.6%	2.3%	3.5%

P&C Results	Page 3

Chubb Limited

Global P&C Underwriting Results - Consecutive Quarters

(in millions of U.S. dollars, except ratios)

(Unaudited)

Global P&C	1Q-25	4Q-24	3Q-24	2Q-24	1Q-24	Full Year 2024

Global P&C underwriting income
Gross premiums written	$12,893	$12,192	$12,992	$13,734	$12,296	$51,214
Net premiums written	10,650	10,180	10,898	11,022	10,339	42,439
Net premiums earned	10,139	10,502	10,424	10,098	9,844	40,868
Adjusted losses and loss expenses	6,777	6,070	6,159	5,869	5,647	23,745
Policy benefits	113	96	120	92	100	408
Policy acquisition costs	1,986	1,991	1,945	1,881	1,892	7,709
Administrative expenses	876	897	879	873	861	3,510

Global P&C underwriting income	$387	$1,448	$1,321	$1,383	$1,344	$5,496

Global P&C CAY underwriting income ex Cats	$1,791	$1,917	$1,819	$1,738	$1,597	$7,071

% Change versus prior year period
Net premiums written	3.0%	6.7%	7.6%	11.2%	13.3%	9.6%
Net premiums earned	3.0%	9.1%	7.5%	10.9%	12.9%	10.0%

Net premiums written constant $	4.8%	6.7%	8.5%	11.5%	13.0%	9.9%
Net premiums earned constant $	4.7%	9.1%	8.5%	11.2%	12.8%	10.3%

Combined ratio
Loss and loss expense ratio	68.0%	58.7%	60.2%	59.0%	58.4%	59.1%
Policy acquisition cost ratio	19.6%	19.0%	18.7%	18.6%	19.2%	18.9%
Administrative expense ratio	8.6%	8.5%	8.4%	8.7%	8.7%	8.6%

Combined ratio	96.2%	86.2%	87.3%	86.3%	86.3%	86.6%

CAY combined ratio ex Cats
CAY loss and loss expense ratio ex Cats	54.2%	54.1%	55.7%	55.5%	55.9%	55.3%
CAY policy acquisition cost and administrative expense ratio ex Cats	28.2%	27.6%	26.9%	27.3%	27.9%	27.4%

CAY combined ratio ex Cats	82.4%	81.7%	82.6%	82.8%	83.8%	82.7%

Other ratios
Net premiums written/gross premiums written	83%	84%	84%	80%	84%	83%

Expense ratio	28.2%	27.5%	27.1%	27.3%	27.9%	27.5%
Expense ratio excluding A&H	26.7%	25.9%	25.6%	25.7%	26.2%	25.8%
Catastrophe reinstatement premiums (expensed) collected - pre-tax	$(37)	$10	$4	$-	$-	$14
Catastrophe losses - pre-tax	$1,589	$622	$740	$547	$432	$2,341
Unfavorable (favorable) prior period development (PPD) - pre-tax	$(222)	$(143)	$(238)	$(192)	$(179)	$(752)

Impact of catastrophe losses on combined ratio - Unfavorable	16.0%	5.8%	7.0%	5.4%	4.3%	5.7%
Impact of PPD on combined ratio - Favorable	-2.2%	-1.3%	-2.3%	-1.9%	-1.8%	-1.8%
Impact of Cats and PPD on combined ratio - Unfavorable	13.8%	4.5%	4.7%	3.5%	2.5%	3.9%

Global P&C	Page 4

Chubb Limited

Summary Consolidated Balance Sheets

(in millions of U.S. dollars, except per share data)

(Unaudited)

	March 31 2025	December 31 2024
Assets
Short-term investments, at fair value	$4,432	$5,142
Fixed maturities available for sale, at fair value	111,123	110,363
Private debt held-for-investment, at amortized cost	2,460	2,628
Equity securities, at fair value	9,556	9,151
Private equities	15,506	14,769
Other investments	9,224	8,597

Total investments	152,301	150,650

Cash and restricted cash	2,250	2,549
Securities lending collateral	1,909	1,445
Insurance and reinsurance balances receivable	15,358	14,426
Reinsurance recoverable on losses and loss expenses	20,015	19,777
Deferred policy acquisition costs	8,775	8,358
Value of business acquired (VOBA)	3,134	3,223
Prepaid reinsurance premiums	3,681	3,378
Goodwill and other intangible assets ($25,343 and $25,219 represents Chubb portion as of 3/31/2025 and 12/31/2024, respectively)	26,079	25,956
Deferred tax assets	1,798	1,603
Separate account assets	6,285	6,231
Other assets	10,167	8,952

Total assets	$251,752	$246,548

Liabilities
Unpaid losses and loss expenses	$85,471	$84,004
Unearned premiums	24,487	23,504
Future policy benefits	16,690	16,121
Market risk benefits	708	607
Policyholder account balances	8,129	8,016
Separate account liabilities	6,285	6,231
Insurance and reinsurance balances payable	8,446	8,121
Securities lending payable	1,909	1,445
Accounts payable, accrued expenses, and other liabilities	12,337	12,923
Deferred tax liabilities	1,608	1,584
Short-term and long-term debt	14,508	15,179
Hybrid debt	419	419

Total liabilities	180,997	178,154

Shareholders’ equity
Chubb shareholders’ equity, excl. AOCI	73,361	72,665
Accumulated other comprehensive income (loss) (AOCI)	(7,635)	(8,644)

Chubb shareholders’ equity	65,726	64,021
Noncontrolling interests	5,029	4,373

Total shareholders’ equity	70,755	68,394

Total liabilities and shareholders’ equity	$251,752	$246,548

Book value per common share	$164.01	$159.77
% change over prior quarter	2.7%	-2.1%
Tangible book value per common share (1)	$104.27	$100.38
% change over prior quarter	3.9%	-2.2%

Book value per common share, excl. AOCI	$183.06	$181.34
% change over prior quarter	0.9%	2.9%
Tangible book value per common share, excl. AOCI	$120.44	$118.57
% change over prior quarter	1.6%	4.3%

(1) Refer to page 24 in this financial supplement for more details.

Consol Bal Sheet	Page 5

Chubb Limited

Consolidated Net Premiums Written by Product Line

(in millions of U.S. dollars)

(Unaudited)

				Constant $
	1Q-25	1Q-24	% Change	% Change
Net premiums written

Property and other short-tail lines	$2,489	$2,360	5.4%	7.4%
Commercial casualty	2,252	2,210	1.9%	2.9%
Financial lines	1,079	1,108	-2.6%	-1.2%
Workers’ compensation	638	629	1.3%	1.3%
Commercial multiple peril (1)	416	368	13.2%	13.2%
Surety	200	184	8.9%	13.9%

Total Commercial P&C lines	7,074	6,859	3.1%	4.5%

Agriculture	276	249	11.0%	11.0%

Personal homeowners	1,089	1,065	2.2%	3.0%
Personal automobile	656	642	2.1%	10.2%
Personal other	600	565	6.2%	8.4%

Total Personal lines	2,345	2,272	3.2%	6.3%

Global A&H - P&C	823	849	-3.1%	0.0%

Reinsurance lines	408	359	13.7%	14.0%

Total P&C	$10,926	$10,588	3.2%	5.0%

Life Insurance	1,720	1,633	5.3%	10.3%

Total Consolidated	$12,646	$12,221	3.5%	5.7%

(1) Commercial multiple peril represents retail package business (property and general liability).

Product Line	Page 6

Chubb Limited

Consolidated Results

(in millions of U.S. dollars, except ratios)

(Unaudited)

	Three months ended March 31, 2025
	North America Commercial P&C	North America Personal P&C	North America Agricultural	Overseas General	Global		Total	Life	Total
Q1 2025	Insurance	Insurance	Insurance	Insurance	Reinsurance	Corporate	P&C	Insurance	Consolidated
Net premiums written	$4,787	$1,552	$276	$3,903	$408	$-	$10,926	$1,720	$12,646
% of total net premiums written	38%	12%	2%	31%	3%	-	86%	14%	100%
Net premiums earned	4,988	1,574	165	3,209	368	-	10,304	1,696	12,000
Adjusted losses and loss expenses	3,031	2,093	92	1,397	242	14	6,869	26	6,895
Adjusted policy benefits	-	-	-	113	-	-	113	1,163	1,276
Policy acquisition costs	719	330	17	837	100	-	2,003	310	2,313
Administrative expenses	344	87	2	330	10	105	878	202	1,080

Underwriting income (loss)	894	(936)	54	532	16	(119)	441	(5)	436
Adjusted net investment income	929	120	24	281	70	(25)	1,399	271	1,670
Other income (expense) - operating	(8)	(1)	(1)	(6)	-	(8)	(24)	35	11
Amortization expense of purchased intangibles	(1)	(2)	(6)	(19)	-	(37)	(65)	(10)	(75)

Segment income (loss)	$1,814	$(819)	$71	$788	$86	$(189)	$1,751	$291	$2,042

Combined ratio	82.1%	159.5%	67.5%	83.4%	95.6%		95.7%
CAY combined ratio ex Cats	81.3%	75.0%	78.9%	85.5%	74.3%		82.3%

	Three months ended March 31, 2024
	North America Commercial P&C	North America Personal P&C	North America Agricultural	Overseas General	Global		Total	Life	Total
Q1 2024	Insurance	Insurance	Insurance	Insurance	Reinsurance	Corporate	P&C	Insurance	Consolidated
Net premiums written	$4,689	$1,456	$249	$3,835	$359	$-	$10,588	$1,633	$12,221
% of total net premiums written	39%	12%	2%	31%	3%	-	87%	13%	100%
Net premiums earned	4,880	1,471	128	3,198	295	-	9,972	1,611	11,583
Adjusted losses and loss expenses	3,175	899	49	1,426	137	10	5,696	32	5,728
Adjusted policy benefits	-	-	-	100	-	-	100	1,070	1,170
Policy acquisition costs	688	300	21	823	81	-	1,913	294	2,207
Administrative expenses	328	86	2	331	9	107	863	207	1,070

Underwriting income (loss)	689	186	56	518	68	(117)	1,400	8	1,408
Adjusted net investment income	826	102	21	267	57	(21)	1,252	230	1,482
Other income (expense) - operating	(7)	(1)	-	(5)	-	(33)	(46)	40	(6)
Amortization expense of purchased intangibles	-	(2)	(6)	(20)	-	(42)	(70)	(10)	(80)

Segment income (loss)	$1,508	$285	$71	$760	$125	$(213)	$2,536	$268	$2,804

Combined ratio	85.9%	87.4%	56.6%	83.8%	76.9%		86.0%
CAY combined ratio ex Cats	82.0%	79.3%	81.6%	85.8%	76.5%		83.7%

Consol Results - QTD	Page 7

Chubb Limited

Segment Results - Consecutive Quarters

(in millions of U.S. dollars, except ratios)

(Unaudited)

North America Commercial P&C Insurance

						Full Year
	1Q-25	4Q-24	3Q-24	2Q-24	1Q-24	2024

Gross premiums written	$5,696	$5,873	$6,511	$6,915	$5,431	$24,730
Net premiums written	4,787	4,899	5,500	5,501	4,689	20,589
Net premiums earned	4,988	5,118	5,110	4,900	4,880	20,008
Losses and loss expenses	3,031	3,097	3,391	3,074	3,175	12,737
Policy acquisition costs	719	681	689	660	688	2,718
Administrative expenses	344	344	338	327	328	1,337

Underwriting income	894	996	692	839	689	3,216
Adjusted net investment income	929	936	931	863	826	3,556
Other income (expense) - operating	(8)	(4)	(6)	(15)	(7)	(32)
Amortization expense of purchased intangibles	(1)	(1)	(2)	-	-	(3)

Segment income	$1,814	$1,927	$1,615	$1,687	$1,508	$6,737

CAY underwriting income ex Cats	$934	$1,074	$993	$947	$877	$3,891

Combined ratio
Loss and loss expense ratio	60.8%	60.5%	66.4%	62.7%	65.1%	63.7%
Policy acquisition cost ratio	14.4%	13.3%	13.5%	13.5%	14.1%	13.6%
Administrative expense ratio	6.9%	6.8%	6.6%	6.7%	6.7%	6.6%

Combined ratio	82.1%	80.6%	86.5%	82.9%	85.9%	83.9%

CAY combined ratio ex Cats
CAY loss and loss expense ratio ex Cats	59.9%	58.6%	61.0%	60.6%	61.4%	60.4%
CAY policy acquisition cost and administrative expense ratio ex Cats	21.4%	20.4%	19.8%	20.1%	20.6%	20.2%

CAY combined ratio ex Cats (1)	81.3%	79.0%	80.8%	80.7%	82.0%	80.6%

Catastrophe losses - pre-tax	$154	$275	$340	$252	$236	$1,103
Unfavorable (favorable) prior period development (PPD) - pre-tax	$(114)	$(197)	$(39)	$(144)	$(48)	$(428)

% Change versus prior year period
Net premiums written (1)	2.1%	5.1%	7.2%	6.7%	9.4%	7.0%
Net premiums earned	2.2%	8.8%	7.9%	6.4%	11.7%	8.6%

Other ratios
Net premiums written/gross premiums written	84%	83%	84%	80%	86%	83%

Production by Size - Net premiums written (2)
Major Accounts & Specialty	$2,731	$2,915	$3,296	$3,524	$2,779	$12,514
Commercial	2,056	1,984	2,204	1,977	1,910	8,075

Total	$4,787	$4,899	$5,500	$5,501	$4,689	$20,589

(1) Q1 2025 year-over-year large structured transactions favorably impacted the CAY combined ratio ex Cats by 0.6 percentage points and unfavorably impacted net premiums written growth by 2.9 percentage points.

(2) Major Accounts & Specialty: large corporate accounts and wholesale business. Commercial: principally middle market and small commercial accounts.

NA Commercial	Page 8

Chubb Limited

Segment Results - Consecutive Quarters

(in millions of U.S. dollars, except ratios)

(Unaudited)

North America Personal P&C Insurance

						Full Year
	1Q-25	4Q-24	3Q-24	2Q-24	1Q-24	2024

Gross premiums written	$1,840	$1,874	$1,949	$2,029	$1,679	$7,531
Net premiums written	1,552	1,621	1,679	1,776	1,456	6,532
Net premiums earned	1,574	1,628	1,577	1,512	1,471	6,188
Losses and loss expenses	2,093	930	879	876	899	3,584
Policy acquisition costs	330	325	315	299	300	1,239
Administrative expenses	87	89	88	88	86	351

Underwriting income (loss)	(936)	284	295	249	186	1,014
Net investment income	120	111	112	108	102	433
Other income (expense) - operating	(1)	(1)	(1)	2	(1)	(1)
Amortization expense of purchased intangibles	(2)	(2)	(3)	(2)	(2)	(9)

Segment income (loss)	$(819)	$392	$403	$357	$285	$1,437

CAY underwriting income ex Cats	$406	$368	$336	$323	$304	$1,331

Combined ratio
Loss and loss expense ratio	133.0%	57.1%	55.8%	57.9%	61.1%	57.9%
Policy acquisition cost ratio	21.0%	20.0%	20.0%	19.8%	20.4%	20.0%
Administrative expense ratio	5.5%	5.5%	5.5%	5.8%	5.9%	5.7%

Combined ratio	159.5%	82.6%	81.3%	83.5%	87.4%	83.6%

CAY combined ratio ex Cats
CAY loss and loss expense ratio ex Cats	49.3%	51.9%	53.1%	53.0%	53.1%	52.8%
CAY policy acquisition cost and administrative expense ratio ex Cats	25.7%	25.5%	25.6%	25.6%	26.2%	25.7%

CAY combined ratio ex Cats	75.0%	77.4%	78.7%	78.6%	79.3%	78.5%

Catastrophe reinstatement premiums (expensed) collected - pre-tax	$(50)	$-	$-	$-	$-	$-
Catastrophe losses - pre-tax	$1,292	$84	$230	$138	$170	$622
Unfavorable (favorable) prior period development (PPD) - pre-tax	$-	$-	$(189)	$(64)	$(52)	$(305)

% Change versus prior year period
Net premiums written (1)	6.6%	10.0%	10.0%	12.3%	12.3%	11.1%
Net premiums earned	7.0%	12.1%	12.0%	11.5%	11.4%	11.8%

Other ratios
Net premiums written/gross premiums written	84%	87%	86%	87%	87%	87%

(1) Q1 2025 net premiums written growth was unfavorably impacted by $50 million of ceded reinstatement premiums (RIPs) related to the CA wildfires. Excluding the ceded RIPs, net premiums written growth was 10.1%.

NA Personal	Page 9

Chubb Limited

Segment Results - Consecutive Quarters

(in millions of U.S. dollars, except ratios)

(Unaudited)

North America Agricultural Insurance

						Full Year
	1Q-25	4Q-24	3Q-24	2Q-24	1Q-24	2024
Gross premiums written	$434	$504	$2,151	$1,111	$428	$4,194
Net premiums written	276	317	1,379	758	249	2,703
Net premiums earned	165	532	1,419	626	128	2,705
Adjusted losses and loss expenses	92	385	1,193	543	49	2,170
Policy acquisition costs	17	37	88	45	21	191
Administrative expenses	2	(17)	2	3	2	(10)

Underwriting income	54	127	136	35	56	354
Net investment income	24	22	20	21	21	84
Other income (expense) - operating	(1)	-	(1)	-	-	(1)
Amortization expense of purchased intangibles	(6)	(7)	(5)	(7)	(6)	(25)

Segment income	$71	$142	$150	$49	$71	$412

CAY underwriting income ex Cats	$36	$52	$159	$68	$31	$310

Combined ratio
Loss and loss expense ratio	55.9%	72.2%	84.1%	86.8%	38.6%	80.2%
Policy acquisition cost ratio	10.4%	7.1%	6.1%	7.1%	16.8%	7.1%
Administrative expense ratio	1.2%	-3.2%	0.2%	0.5%	1.2%	-0.4%

Combined ratio	67.5%	76.1%	90.4%	94.4%	56.6%	86.9%

CAY combined ratio ex Cats
CAY loss and loss expense ratio ex Cats	65.8%	86.8%	82.5%	81.5%	69.5%	82.4%
CAY policy acquisition cost and administrative expense ratio ex Cats	13.1%	3.7%	6.4%	7.6%	12.1%	6.4%

CAY combined ratio ex Cats	78.9%	90.5%	88.9%	89.1%	81.6%	88.8%

Unfavorable (favorable) Catastrophe losses - pre-tax	$15	$(5)	$29	$33	$3	$60
Unfavorable (favorable) prior period development (PPD) - pre-tax	$(33)	$(70)	$(6)	$-	$(28)	$(104)

% Change versus prior year period
Net premiums written	11.0%	-47.8%	-9.3%	-1.2%	-15.0%	-15.2%
Net premiums earned	28.6%	-36.2%	-7.9%	-1.5%	-19.4%	-14.6%

Other ratios
Net premiums written/gross premiums written	64%	63%	64%	68%	58%	64%

NA Agriculture	Page 10

Chubb Limited

Segment Results - Consecutive Quarters

(in millions of U.S. dollars, except ratios)

(Unaudited)

Overseas General Insurance

	1Q-25	4Q-24	3Q-24	2Q-24	1Q-24	Full Year 2024
Gross premiums written	$4,904	$4,199	$4,150	$4,262	$4,775	$17,386
Net premiums written	3,903	3,436	3,367	3,334	3,835	13,972
Net premiums earned	3,209	3,434	3,421	3,347	3,198	13,400
Losses and loss expenses	1,397	1,686	1,631	1,671	1,426	6,414
Policy benefits	113	96	120	92	100	408
Policy acquisition costs	837	893	852	842	823	3,410
Administrative expenses	330	332	340	348	331	1,351

Underwriting income	532	427	478	394	518	1,817
Adjusted net investment income	281	300	286	283	267	1,136
Other income (expense) - operating	(6)	-	(5)	(4)	(5)	(14)
Amortization expense of purchased intangibles	(19)	(20)	(21)	(20)	(20)	(81)

Segment income	$788	$707	$738	$653	$760	$2,858

CAY underwriting income ex Cats	$466	$520	$521	$490	$455	$1,986

Combined ratio
Loss and loss expense ratio	47.0%	51.9%	51.2%	52.7%	47.7%	50.9%
Policy acquisition cost ratio	26.1%	26.0%	24.9%	25.1%	25.7%	25.4%
Administrative expense ratio	10.3%	9.7%	9.9%	10.4%	10.4%	10.1%

Combined ratio	83.4%	87.6%	86.0%	88.2%	83.8%	86.4%

CAY combined ratio ex Cats
CAY loss and loss expense ratio ex Cats	49.1%	49.2%	49.9%	49.8%	49.7%	49.7%
CAY policy acquisition cost and administrative expense ratio ex Cats	36.4%	35.7%	34.9%	35.5%	36.1%	35.5%

CAY combined ratio ex Cats	85.5%	84.9%	84.8%	85.3%	85.8%	85.2%

Catastrophe losses - pre-tax	$55	$173	$103	$157	$26	$459
Unfavorable (favorable) prior period development (PPD) - pre-tax	$(121)	$(80)	$(60)	$(61)	$(89)	$(290)

% Change versus prior year period
Net premiums written	1.8%	6.8%	4.9%	15.6%	17.5%	11.1%
Net premiums written - Commercial	3.6%	8.2%	5.1%	13.3%	12.2%	9.7%
Net premiums written - Consumer	-1.1%	4.7%	4.5%	19.1%	27.1%	13.3%
Net premiums earned	0.3%	6.4%	3.3%	15.1%	14.8%	9.6%

Net premiums written constant $	6.5%	6.8%	7.5%	16.6%	16.7%	11.8%
Net premiums written - Commercial	7.3%	7.4%	6.7%	13.9%	11.4%	9.8%
Net premiums written - Consumer	5.0%	6.0%	8.5%	20.7%	26.2%	15.0%
Net premiums earned constant $	5.0%	6.4%	5.9%	16.2%	14.4%	10.4%

Other ratios: Net premiums written/gross premiums written	80%	82%	81%	78%	80%	80%

Production by Region - Net premiums written	1Q-25	1Q-24	% Change	Constant $ % Change
Europe, Middle East and Africa	$1,915	$1,869	2.5%	5.5%
Latin America	736	777	-5.3%	6.1%
Asia	1,198	1,161	3.2%	6.1%
Other (1)	54	28	94.3%	98.5%

Total	$3,903	$3,835	1.8%	6.5%

(1) Includes the international supplemental A&H business of Combined Insurance and other international operations.

Overseas General Insurance	Page 11

Chubb Limited

Segment Results - Consecutive Quarters

(in millions of U.S. dollars, except ratios)

(Unaudited)

Global Reinsurance

	1Q-25	4Q-24	3Q-24	2Q-24	1Q-24	Full Year 2024
Gross premiums written	$453	$246	$382	$528	$411	$1,567
Net premiums written	408	224	352	411	359	1,346
Net premiums earned	368	322	316	339	295	1,272
Losses and loss expenses	242	219	200	155	137	711
Policy acquisition costs	100	92	89	80	81	342
Administrative expenses	10	10	9	11	9	39

Underwriting income	16	1	18	93	68	180
Adjusted net investment income	70	74	64	58	57	253
Other income (expense) - operating	-	-	-	-	-	-

Segment income	$86	$75	$82	$151	$125	$433

CAY underwriting income ex Cats	$91	$76	$76	$77	$69	$298

Combined ratio
Loss and loss expense ratio	65.8%	68.1%	63.3%	45.7%	46.3%	55.9%
Policy acquisition cost ratio	27.1%	28.7%	28.0%	23.8%	27.5%	26.9%
Administrative expense ratio	2.7%	3.1%	3.1%	3.2%	3.1%	3.1%

Combined ratio	95.6%	99.9%	94.4%	72.7%	76.9%	85.9%

CAY combined ratio ex Cats
CAY loss and loss expense ratio ex Cats	43.2%	43.7%	44.4%	50.4%	46.0%	46.2%
CAY policy acquisition cost and administrative expense ratio ex Cats	31.1%	32.1%	31.4%	27.0%	30.5%	30.2%

CAY combined ratio ex Cats	74.3%	75.8%	75.8%	77.4%	76.5%	76.4%

Catastrophe reinstatement premiums (expensed) collected - pre-tax	$13	$10	$4	$-	$-	$14
Catastrophe losses - pre-tax	$88	$90	$67	$-	$-	$157
Unfavorable (favorable) prior period development (PPD) - pre-tax	$-	$(5)	$(5)	$(16)	$1	$(25)

% Change versus prior year period
Net premiums written as reported	13.7%	19.9%	34.8%	40.3%	29.7%	32.2%
Net premiums earned as reported	24.8%	32.6%	32.3%	43.4%	20.8%	32.2%

Net premiums written constant $	14.0%	19.6%	34.8%	40.5%	29.7%	32.2%
Net premiums earned constant $	25.3%	32.5%	32.9%	43.6%	20.8%	32.4%

Other ratios
Net premiums written/gross premiums written	90%	91%	92%	78%	87%	86%

Global Reinsurance	Page 12

Chubb Limited

Segment Results - Consecutive Quarters

(in millions of U.S. dollars)

(Unaudited)

Life Insurance

	1Q-25	4Q-24	3Q-24	2Q-24	1Q-24	Full Year 2024

Gross premiums written	$1,778	$1,630	$1,618	$1,646	$1,701	$6,595

Net premiums written	1,720	1,561	1,552	1,580	1,633	6,326

Net premiums earned	1,696	1,564	1,530	1,568	1,611	6,273

Losses and loss expenses	26	26	32	22	32	112

Adjusted policy benefits	1,163	1,011	989	1,031	1,070	4,101

Policy acquisition costs	310	317	291	300	294	1,202

Administrative expenses	202	242	213	218	207	880

Adjusted net investment income	271	265	250	258	230	1,003

Other income (expense) - operating (1)	35	48	39	32	40	159

Amortization expense of purchased intangibles	(10)	(11)	(10)	(11)	(10)	(42)

Segment income	$291	$270	$284	$276	$268	$1,098

% Change versus prior year period

Net premiums written	5.3%	7.6%	6.8%	24.5%	26.3%	15.7%

Net premiums earned	5.3%	9.0%	6.1%	24.7%	27.5%	16.2%

Net premiums written constant $	10.3%	8.5%	10.6%	27.6%	29.7%	18.5%

Net premiums earned constant $	10.2%	9.9%	9.9%	27.7%	31.2%	19.0%
International life insurance net premiums written and deposits breakdown (excludes Combined North America and Life reinsurance businesses):

	1Q-25	1Q-24	% Change	Constant $ % Change
International life insurance net premiums written	$1,421	$1,374	3.5%	9.1%
International life insurance deposits (2)	755	600	25.7%	30.0%

Total international life insurance net premiums written and deposits	$2,176	$1,974	10.2%	15.5%

International life insurance segment income	$230	$225	1.9%	9.5%

(1) Includes non-premium revenue and expenses unrelated to our core insurance operations from the management of third-party assets by Huatai’s asset management businesses.

(2) Includes deposits collected on universal life and investment contracts. Consistent with U.S. GAAP, premiums collected on universal life and investment contracts are considered deposits and excluded from revenues.

Life Insurance	Page 13

Chubb Limited

Segment Results - Consecutive Quarters

(in millions of U.S. dollars)

(Unaudited)

Corporate

	1Q-25	4Q-24	3Q-24	2Q-24	1Q-24	Full Year 2024

Adjusted loss and loss expenses	$14	$138	$58	$93	$10	$299
Administrative expenses	105	122	104	99	107	432

Underwriting loss	(119)	(260)	(162)	(192)	(117)	(731)

Adjusted net investment income	(25)	(17)	(23)	(28)	(21)	(89)

Other income (expense) - operating	(8)	11	(10)	(14)	(33)	(46)

Adjusted interest expense	(186)	(194)	(197)	(188)	(183)	(762)
Amortization expense of purchased intangibles	(37)	(41)	(40)	(40)	(42)	(163)
Integration expenses	-	(18)	(7)	(7)	(7)	(39)
Amortization of fair value adjustment of acquired invested assets and long-term debt	3	3	-	2	-	5

Adjusted net realized gains (losses)	(103)	24	391	29	1	445
Market risk benefits gains (losses)	(92)	98	(230)	(29)	21	(140)
Income tax (expense) benefit	(321)	(479)	(504)	(490)	(342)	(1,815)
Less: NCI income (loss)	12	65	166	(14)	151	368

Net (loss) benefit	$(900)	$(938)	$(948)	$(943)	$(874)	$(3,703)

Unfavorable (favorable) prior period development (PPD) - pre-tax	$13	$139	$55	$93	$9	$296

Corporate	Page 14

Chubb Limited

Loss Reserve Rollforward

(in millions of U.S. dollars, except ratios)

(Unaudited)

	Unpaid Losses			Net Paid to

	Gross	Ceded	Net	Incurred Ratio

Balance at December 31, 2023	$80,122	$17,884	$62,238
Losses and loss expenses incurred	6,603	876	5,727
Losses and loss expenses paid	(6,423)	(1,601)	(4,822)	84%
Other (incl. foreign exch. revaluation)	39	4	35

Balance at March 31, 2024	$80,341	$17,163	$63,178
Losses and loss expenses incurred	7,819	1,388	6,431
Losses and loss expenses paid	(5,657)	(1,069)	(4,588)	71%
Other (incl. foreign exch. revaluation)	(312)	(73)	(239)

Balance at June 30, 2024	$82,191	$17,409	$64,782
Losses and loss expenses incurred	9,737	2,354	7,383
Losses and loss expenses paid	(7,838)	(2,169)	(5,669)	77%
Other (incl. foreign exch. revaluation)	236	37	199

Balance at September 30, 2024	$84,326	$17,631	$66,695
Losses and loss expenses incurred	8,375	1,894	6,481
Losses and loss expenses paid	(8,052)	(1,628)	(6,424)	99%
Other (incl. foreign exch. revaluation)	(645)	(163)	(482)

Balance at December 31, 2024	$84,004	$17,734	$66,270
Losses and loss expenses incurred	8,654	1,758	6,896
Losses and loss expenses paid	(7,466)	(1,462)	(6,004)	87%
Other (incl. foreign exch. revaluation)	279	51	228

Balance at March 31, 2025	$85,471	$18,081	$67,390
Add net recoverable on paid losses	-	1,934	(1,934)

Balance including net recoverable on paid losses	$85,471	$20,015	$65,456

Loss Reserve Rollforward	Page 15

Chubb Limited

Reinsurance Recoverable Analysis

(in millions of U.S. dollars)

(Unaudited)

Net Reinsurance Recoverable by Division

	March 31	December 31
	2025	2024
Reinsurance recoverable on paid losses and loss expenses

Active operations	$1,533	$1,629

Brandywine and Other Run-off	467	482

Total	$2,000	$2,111

Reinsurance recoverable on unpaid losses and loss expenses

Active operations	$17,180	$16,810

Brandywine and Other Run-off	1,155	1,166

Total	$18,335	$17,976

Gross reinsurance recoverable

Active operations	$18,713	$18,439

Brandywine and Other Run-off	1,622	1,648

Total	$20,335	$20,087

Provision for uncollectible reinsurance (1)

Active operations	$(228)	$(228)

Brandywine and Other Run-off	(92)	(82)

Total	$(320)	$(310)

Net reinsurance recoverable

Active operations	$18,485	$18,211

Brandywine and Other Run-off	1,530	1,566

Total	$20,015	$19,777

(1) The provision for uncollectible reinsurance is based on a default analysis applied to gross reinsurance, net of usable collateral of approximately $4.0 billion.

Reinsurance Recoverable	Page 16

Chubb Limited

Investment Portfolio

(in millions of U.S. dollars)

(Unaudited)

	March 31		December 31
	2025		2024
Market Value

Fixed maturities available for sale	$111,123		$110,363

Other investments-fixed maturities	6,799		6,265

Short-term investments	4,432		5,142

Total fixed maturities	$122,354		$121,770

Asset Allocation by Market Value

U.S. and local government securities	$4,025	3%	$4,070	3%

Corporate and asset-backed securities	43,280	36%	43,207	36%

Mortgage-backed securities	27,516	22%	27,248	22%

Non-U.S.	43,101	35%	42,103	35%

Short-term investments	4,432	4%	5,142	4%

Total fixed maturities	$122,354	100%	$121,770	100%

Credit Quality by Market Value

AAA	$12,902	11%	$13,933	11%

AA	37,662	30%	37,640	30%

A	30,137	25%	28,882	24%

BBB	21,798	18%	21,610	18%

BB	10,705	9%	10,789	9%

B	8,669	7%	8,279	7%

Other	481	0%	637	1%

Total fixed maturities	$122,354	100%	$121,770	100%

Cost/Amortized Cost, net

Fixed maturities available for sale	$114,867		$115,013

Other investments-fixed maturities	6,799		6,265

Short-term investments	4,434		5,143

Subtotal fixed maturities (1)	126,100		126,421

Equity securities	9,556		9,151

Private debt held-for-investment (1)	2,460		2,628

Private equities and other	17,931		17,101

Total investment portfolio	$156,047		$155,301

Avg. duration of fixed maturities (2)	4.8 years		4.8 years

Avg. market yield of fixed income investments (3)	5.5%		5.6%

Avg. credit quality	A/A		A/A

Avg. book yield of fixed income investments (3)	5.0%		5.0%

(1) Net of valuation allowance for expected credit losses.

(2) Excludes Huatai.

(3) Includes fixed maturities and other debt investments and excludes Huatai.

Investments	Page 17

Chubb Limited

Investment Portfolio - 2

(in millions of U.S. dollars)

(Unaudited)

Mortgage-backed Fixed Income Portfolio

Mortgage-backed securities

	S&P Credit Rating
	AAA	AA	A	BBB	BB and below	Total

Market Value at March 31, 2025

Agency residential mortgage-backed securities (RMBS)	$4	$23,948	$-	$-	$-	$23,952

Non-agency RMBS	1,821	159	135	115	2	2,232

Commercial mortgage-backed securities	1,079	155	87	9	2	1,332

Total mortgage-backed securities at market value	$2,904	$24,262	$222	$124	$4	$27,516

U.S. Corporate and Asset-backed Fixed Income Portfolios

Market Value at March 31, 2025		S&P Credit Rating
		Investment Grade
		AAA	AA	A	BBB	Total

Asset-backed		$3,954	$687	$297	$208	$5,146

Banks		-	3	2,510	2,011	4,524

Basic Materials		-	-	84	277	361

Communications		-	240	466	1,343	2,049

Consumer, Cyclical		-	153	607	934	1,694

Consumer, Non-Cyclical		32	456	2,478	1,726	4,692

Diversified Financial Services		1	125	508	180	814

Energy		-	107	319	1,320	1,746

Industrial		-	10	683	1,276	1,969

Utilities		243	4	1,177	1,060	2,484

All Others		123	355	1,141	1,868	3,487

Total		$4,353	$2,140	$10,270	$12,203	$28,966

Market Value at March 31, 2025			S&P Credit Rating
			Below Investment Grade
			BB	B	CCC	Total

Asset-backed			$18	$97	$1	$116
Banks			-	-	-	-
Basic Materials			499	239	5	743
Communications			609	797	67	1,473
Consumer, Cyclical			1,269	954	39	2,262
Consumer, Non-Cyclical			1,646	1,172	64	2,882
Diversified Financial Services			386	219	4	609
Energy			624	577	-	1,201
Industrial			1,125	852	17	1,994
Utilities			302	180	-	482
All Others			858	1,619	75	2,552

Total			$7,336	$6,706	$272	$14,314

Investments 2	Page 18

Chubb Limited

Investment Portfolio - 3

(in millions of U.S. dollars)

(Unaudited)

Non-U.S. Fixed Income Portfolio

March 31, 2025

Non-U.S. Government Securities	Market Value by S&P Credit Rating
	AAA	AA	A	BBB	BB and below	Total

People’s Republic of China	$-	$203	$1,738	$-	$-	$1,941

Republic of Korea	-	1,858	-	-	-	1,858

Canada	868	-	-	-	-	868

Kingdom of Thailand	-	-	751	-	-	751

Taiwan	-	678	-	-	-	678

United Mexican States	-	-	-	671	-	671

Federative Republic of Brazil	-	-	-	-	566	566

Commonwealth of Australia	543	-	-	-	-	543

Province of Ontario	-	528	-	-	-	528

United Kingdom	-	438	-	-	-	438

Other Non-U.S. Government Securities	583	2,123	2,438	982	1,317	7,443

Total	$1,994	$5,828	$4,927	$1,653	$1,883	$16,285

Non-U.S. Corporate Securities	Market Value by S&P Credit Rating
	AAA	AA	A	BBB	BB and below	Total

China	$-	$-	$7,074	$398	$16	$7,488

United Kingdom	14	28	851	1,175	435	2,503

Canada	186	56	989	764	450	2,445

United States (1)	8	98	397	512	682	1,697

France	6	26	802	525	184	1,543

South Korea	-	505	433	571	7	1,516

Australia	56	299	349	365	26	1,095

Japan	-	-	566	186	12	764

Germany	74	89	97	300	52	612

Chile	-	-	166	352	-	518

Other Non-U.S. Corporate Securities	440	546	1,749	2,423	1,477	6,635

Total	$784	$1,647	$13,473	$7,571	$3,341	$26,816

(1) Countries represent the ultimate parent company’s country of risk. Non-U.S. corporate securities could be issued by foreign subsidiaries of U.S. corporations.

Investments 3	Page 19

Chubb Limited

Investment Portfolio - 4

(in millions of U.S. dollars)

(Unaudited)

Fixed Maturity Investment Portfolio

Top 10 Global Corporate Exposures

	March 31, 2025	Market Value	Rating

1	Bank of America Corp	$797	A-

2	Morgan Stanley	698	A-

3	JP Morgan Chase & Co	670	A

4	Wells Fargo & Co	555	BBB+

5	Goldman Sachs Group Inc	533	BBB+

6	Citigroup Inc	500	BBB+

7	AT&T Inc	420	BBB

8	Verizon Communications Inc	397	BBB+

9	UBS Group AG	387	A-

10	HSBC Holdings PLC	352	A-

Investments 4	Page 20

Chubb Limited

Chubb Net Realized and Unrealized Gains (Losses)

(in millions of U.S. dollars)

(Unaudited)

	Three months ended March 31, 2025

	Realized Gains (Losses)			Unrealized Gains (Losses)			Realized and Unrealized Gains (Losses)
	Gains	Tax	Gains	Gains	Tax	Gains	Gains	Tax	Gains
	(Losses)	(Expense)	(Losses)	(Losses)	(Expense)	(Losses)	(Losses)	(Expense)	(Losses)
	Pre-Tax	Benefit	After-Tax	Pre-Tax	Benefit	After-Tax	Pre-Tax	Benefit	After-Tax

Fixed income investments (1)	$(83)	$19	$(64)	$909	$(61)	$848	$826	$(42)	$784
Public equity:
Realized gains (losses) on sales	(10)	3	(7)	-	-	-	(10)	3	(7)
Mark-to-market	68	(10)	58	-	-	-	68	(10)	58
Private equity: Mark-to-market	(11)	1	(10)	-	-	-	(11)	1	(10)

Total investment portfolio	(36)	13	(23)	909	(61)	848	873	(48)	825
Foreign exchange	(65)	27	(38)	352	(12)	340	287	15	302
Partially-owned entities (2)	2	-	2	-	-	-	2	-	2
Current discount rate on future policy benefits	-	-	-	(118)	12	(106)	(118)	12	(106)
Instrument-specific credit risk - market risk benefits	-	-	-	4	(1)	3	4	(1)	3
Other	(5)	1	(4)	(95)	19	(76)	(100)	20	(80)

Net gains (losses)	$(104)	$41	$(63)	$1,052	$(43)	$1,009	$948	$(2)	$946

(1) The quarter includes pre-tax realized losses on investment derivatives of $23 million, a net decrease of the valuation allowance of expected credit losses of $7 million on fixed maturities, and impairments of $7 million for fixed maturities.

(2) Partially-owned entities are investments where we hold more than an insignificant percentage of the investee’s shares. Refer to the Non-GAAP financial measures section for additional details.

	Three months ended March 31, 2024

	Realized Gains (Losses)			Unrealized Gains (Losses)			Realized and Unrealized Gains (Losses)
	Gains	Tax	Gains	Gains	Tax	Gains	Gains	Tax	Gains
	(Losses)	(Expense)	(Losses)	(Losses)	(Expense)	(Losses)	(Losses)	(Expense)	(Losses)
	Pre-Tax	Benefit	After-Tax	Pre-Tax	Benefit	After-Tax	Pre-Tax	Benefit	After-Tax

Fixed income investments (3)	$(162)	$17	$(145)	$(690)	$42	$(648)	$(852)	$59	$(793)
Public equity:
Realized gains (losses) on sales	(1)	-	(1)	-	-	-	(1)	-	(1)
Mark-to-market	36	3	39	-	-	-	36	3	39
Private equity: Mark-to-market	127	6	133	-	-	-	127	6	133

Total investment portfolio	-	26	26	(690)	42	(648)	(690)	68	(622)
Foreign exchange	(131)	31	(100)	88	(7)	81	(43)	24	(19)
Partially-owned entities (4)	(3)	-	(3)	-	-	-	(3)	-	(3)
Current discount rate on future policy benefits	-	-	-	(20)	(20)	(40)	(20)	(20)	(40)
Instrument-specific credit risk - market risk benefits	-	-	-	5	-	5	5	-	5
Other	(10)	(2)	(12)	31	(6)	25	21	(8)	13

Net gains (losses)	$(144)	$55	$(89)	$(586)	$9	$(577)	$(730)	$64	$(666)

(3) The quarter includes pre-tax realized losses on investment derivatives of $43 million, a net decrease of the valuation allowance of expected credit losses of $41 million on fixed maturities and a net increase of $1 million on private debt held-for-investment, and impairments of $34 million for fixed maturities.

(4) Partially-owned entities are investments where we hold more than an insignificant percentage of the investee’s shares. Refer to the Non-GAAP financial measures section for additional details.

Net Gains (Losses)	Page 21

Chubb Limited

Debt and Capital

(in millions of U.S. dollars, except ratios)

(Unaudited)

	March 31	December 31	December 31
	2025	2024	2023

Financial debt:

Total short-term debt (1)	$-	$800	$1,460

Total long-term debt	14,508	14,379	13,035

Total financial debt	$14,508	$15,179	$14,495

Hybrid debt:

Total trust preferred securities	$309	$309	$308

Total subordinated debt (2)	110	110	-

Total hybrid debt	$419	$419	$308

Total	$14,927	$15,598	$14,803

Capitalization:

Chubb shareholders’ equity	$65,726	$64,021	$59,507

Hybrid debt	419	419	308

Financial debt	14,508	15,179	14,495

Total capitalization	$80,653	$79,619	$74,310

Leverage ratios (based on total capital) (2):

Hybrid debt	0.5%	0.5%	0.4%

Financial debt	18.0%	19.1%	19.5%

Total hybrid & financial debt	18.5%	19.6%	19.9%

Note: As of March 31, 2025, there was $0.9 billion usage of credit facilities on total capacity of $4.1 billion.

(1) During Q1 2025, the $800 million 3.15% senior notes matured and were fully paid.

(2) Capital Supplementary Bonds issued by Huatai Life. For purposes of calculating leverage ratios, Huatai debt is based on Chubb’s share (excluding non-controlling interest).

Debt and Capital	Page 22

Chubb Limited

Computation of Basic and Diluted Earnings Per Share

(in millions of U.S. dollars, except share and per share data)

(Unaudited)

	Three months ended March 31		Year ended December 31
	2025	2024	2024

Numerator
Core operating income	$1,489	$2,161	$9,142
Amortization of fair value adjustment of acquired invested assets and long-term debt, pre-tax	3	1	7
Tax (expense) benefit on amortization adjustment	1	(5)	(5)
Integration expenses, pre-tax	-	(7)	(39)
Tax (expense) benefit on integration expenses	-	6	7
Adjusted net realized gains (losses), pre-tax	(104)	(144)	99
Tax (expense) benefit on adjusted net realized gains (losses)	41	55	146
Market risk benefits gains (losses), pre-tax	(92)	21	(140)
Tax (expense) benefit on market risk benefits gains (losses)	14	-	-
Amortization of deferred tax asset (2025) and non-recurring tax benefit (2024) from Bermuda law	(21)	55	55

Chubb net income	$1,331	$2,143	$9,272

Rollforward of Common Shares Outstanding
Shares - beginning of period	400,703,663	405,269,637	405,269,637
Repurchase of shares	(1,345,782)	(1,220,121)	(7,518,565)
Shares issued (canceled), excluding option exercises	664,912	728,964	778,923
Issued for option exercises	725,692	1,254,586	2,173,668

Shares - end of period	400,748,485	406,033,066	400,703,663

Denominator
Weighted average shares outstanding (1)	400,681,956	405,662,694	404,189,749
Effect of other dilutive securities	3,992,395	4,076,941	4,296,686

Adj. wtd. avg. shares outstanding and assumed conversions	404,674,351	409,739,635	408,486,435

Basic earnings per share
Core operating income	$3.72	$5.33	$22.62
Amortization of fair value adjustment of acquired invested assets and long-term debt, net of tax	0.01	(0.01)	0.01
Integration expenses, net of tax	-	-	(0.08)
Adjusted net realized gains (losses), net of tax	(0.16)	(0.22)	0.61
Market risk benefits gains (losses), net of tax	(0.20)	0.05	(0.35)
Amortization of deferred tax asset (2025) and non-recurring tax benefit (2024) from Bermuda law	(0.05)	0.13	0.13

Chubb net income	$3.32	$5.28	$22.94

Diluted earnings per share
Core operating income	$3.68	$5.27	$22.38
Amortization of fair value adjustment of acquired invested assets and long-term debt, net of tax	0.01	(0.01)	0.01
Integration expenses, net of tax	-	-	(0.08)
Adjusted net realized gains (losses), net of tax	(0.16)	(0.22)	0.60
Market risk benefits gains (losses), net of tax	(0.19)	0.05	(0.34)
Amortization of deferred tax asset (2025) and non-recurring tax benefit (2024) from Bermuda law	(0.05)	0.14	0.13

Chubb net income	$3.29	$5.23	$22.70

(1) Includes unvested restricted stock units that are not included in common shares outstanding as the shares are not issued until time of vesting, but are eligible to receive dividends (participating securities).

Earnings per share	Page 23

Chubb Limited

Book Value and Book Value per Common Share

(in millions of U.S. dollars, except share and per share data)

(Unaudited)

Reconciliation of Book Value per Common Share

	March 31	December 31	March 31
	2025	2024	2024

Chubb shareholders’ equity	$65,726	$64,021	$60,535
Less: Chubb goodwill and other intangible assets, net of tax	23,940	23,800	24,175

Numerator for tangible book value per share	$41,786	$40,221	$36,360

Book value - % change over prior quarter	2.7%	-2.6%	1.7%
Tangible book value - % change over prior quarter	3.9%	-2.8%	2.0%

Denominator: shares outstanding	400,748,485	400,703,663	406,033,066

Book value per common share	$164.01	$159.77	$149.09
Tangible book value per common share	$104.27	$100.38	$89.55

Reconciliation of Book Value

Chubb shareholders’ equity, beginning of quarter	$64,021	$65,757	$59,507

Core operating income	1,489	2,451	2,161

Amortization of fair value adjustment of acquired invested assets and long-term debt	4	-	(4)

Integration expenses	-	(15)	(1)

Adjusted net realized gains (losses) (1)	(63)	41	(89)

Market risk benefits gains (losses)	(78)	98	21

Amortization of deferred tax asset (2025) and non-recurring tax benefit (2024) from Bermuda law	(21)	-	55

Net unrealized gains (losses) on investments	848	(2,510)	(648)

Repurchase of shares	(385)	(725)	(316)

Dividend declared on common shares	(366)	(367)	(350)

Cumulative translation gains (losses)	340	(1,073)	81

Postretirement benefit liability	(4)	142	(1)

Current discount rate on future policy benefits	(106)	(12)	(40)

Instrument-specific credit risk - market risk benefits	3	4	5

Other (2)	44	230	154

Chubb shareholders’ equity, end of quarter	$65,726	$64,021	$60,535

(1) Includes net realized gains (losses) related to unconsolidated entities.

(2) Other primarily includes proceeds from exercise of stock options and stock compensation, offset by the value of any share cancellations for restricted stock vesting taxes.

Reconciliation Book Value	Page 24

Chubb Limited

Non-GAAP Financial Measures

(Unaudited)

Regulation G - Non-GAAP Financial Measures

In presenting our results, we included and discussed certain non-GAAP measures. These non-GAAP measures, which may be defined differently by other companies, are important for an understanding of our overall results of operations and financial condition. However, they should not be viewed as a substitute for measures determined in accordance with generally accepted accounting principles (GAAP).

Throughout this document there are various measures presented on a constant-dollar basis (i.e., excludes the impact of foreign exchange). We believe it is useful to evaluate the trends in our results exclusive of the effect of fluctuations in exchange rates between the U.S. dollar and the currencies in which our international business is transacted, as these exchange rates could fluctuate significantly between periods and distort the analysis of trends. The impact is determined by assuming constant foreign exchange rates between periods by translating prior period results using the same local currency exchange rates as the comparable current period.

P&C underwriting income (loss) excludes the Life Insurance segment and is calculated by subtracting adjusted losses and loss expenses, adjusted policy benefits, policy acquisition costs and administrative expenses from net premiums earned. We use underwriting income (loss) and operating ratios to monitor the results of our operations without the impact of certain factors, including net investment income, other income (expense), interest expense, amortization expense of purchased intangibles, integration expenses, amortization of fair value of acquired invested assets and debt, income tax expense, adjusted net realized gains (losses), and market risk benefits gains (losses).

P&C CAY underwriting income excluding catastrophe losses (Cats) is P&C underwriting income (loss) adjusted to exclude P&C Cats and prior period development (PPD). We believe it is useful to exclude Cats, as they are not predictable as to timing and amount, and PPD, as these unexpected loss developments on historical reserves are not indicative of our current underwriting performance. We believe the use of these measures enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business.

Adjusted losses and loss expenses include realized gains and losses on crop derivatives. These derivatives were purchased to provide economic benefit, in a manner similar to reinsurance protection, in the event that a significant decline in commodity pricing impacts underwriting results. We view gains and losses on these derivatives as part of the results of our underwriting operations, and therefore realized gains (losses) from these derivatives are reclassified to adjusted losses and loss expenses.

Adjusted policy benefits include gains and losses from fair value changes in separate account liabilities, as well as the offsetting movement in separate account assets that do not qualify for separate account reporting under U.S. GAAP, for purposes of reporting Life Insurance underwriting income. We view gains and losses from fair value changes in both non-qualified separate account assets and liabilities as part of the results of our underwriting operations, and therefore these gains and losses are reclassified from Other (income) expense to adjusted policy benefits. In addition, adjusted policy benefits includes the impact of realized gains and losses on underlying investments supporting the liabilities of certain participating policies for the portion that are shared with policyholders. These realized gains and losses on underlying investments have been reclassified from net realized gains (losses) to adjusted policy benefits. We believe this presentation better reflects the economics of the liabilities and the underlying investments supporting those liabilities.

Adjusted net investment income is net investment income excluding the amortization of the fair value adjustment on acquired invested assets from certain acquisitions, and including investment income from partially-owned investment companies (private equity partnerships) where our ownership interest is in excess of 3% that are accounted for under the equity method. The mark-to-market movement on these private equity partnerships are included in adjusted net realized gains (losses) as described below. We believe this measure is meaningful as it highlights the underlying performance of our invested assets and portfolio management in support of our lines of business.

Adjusted net realized gains (losses), net of tax, includes net realized gains (losses) and net realized gains (losses) recorded in other income (expense) related to unconsolidated subsidiaries, and excludes realized gains and losses on crop derivatives and realized gains and losses on underlying investments supporting the liabilities of certain participating policies related to the policyholders’ share of gains and losses.

Adjusted interest expense is interest expense excluding the amortization of the fair value adjustment on acquired long-term debt, related to the Chubb Corp acquisition due to the size and complexity of this acquisition.

Other income (expense) - operating excludes from consolidated Other income (expense) the portion of net realized gains and losses related to unconsolidated entities, other income (expense) from private equity partnerships, and gains and losses from fair value changes in separate account assets that do not qualify for separate account reporting under U.S. GAAP. Net realized gains (losses) related to unconsolidated entities is excluded from core operating income (loss) in order to enhance the understanding of our results of underwriting operations as they are heavily influenced by, and fluctuate in part according to, market conditions. Other income (expense) from private equity partnerships and net realized gains and losses related to unconsolidated entities are recorded to Other income (expense) in our income statement on a U.S. GAAP basis.

P&C combined ratio excludes the Life Insurance segment. P&C loss and loss expense ratio and P&C combined ratio include adjusted losses and loss expenses and policy benefits in the ratio numerator. P&C expense ratio and P&C combined ratio include policy acquisition costs and administrative expenses in the ratio numerator. A reconciliation of combined ratio to P&C combined ratio is provided on pages 28-29.

CAY P&C combined ratio excluding catastrophe losses excludes Cats and PPD from the P&C combined ratio. We exclude Cats as they are not predictable as to timing and amount and PPD as these unexpected loss developments on historical reserves are not indicative of our current underwriting performance. The combined ratio numerator is adjusted to exclude Cats, PPD and expense adjustments on PPD, and the denominator is adjusted to exclude net premiums earned adjustments on PPD and reinstatement premiums on Cats and PPD. In periods where there are adjustments on loss sensitive policies, these adjustments are excluded from PPD and net premiums earned when calculating the ratios. We believe this measure provides a better evaluation of our underwriting performance and enhances the understanding of the trends in our P&C business that may be obscured by these items. This measure is commonly reported among our peer companies and allows for a better comparison.

Expense ratio excluding accident and health (A&H) excludes the impact of our A&H business from our expense ratio. The expense ratio for the A&H business is typically higher than our traditional P&C business, and we believe that this measure provides better comparison to our peer companies that may not have a significant A&H block of business.

Global P&C performance metrics comprise consolidated operating results (including corporate) and exclude the operating results of Chubb’s Life Insurance and North America Agricultural Insurance segments. The agriculture insurance business is a different business in that it is a public sector and private sector partnership in which insurance rates, premium growth, and risk-sharing is not market-driven like the remainder of Chubb’s P&C insurance business. We believe that these measures are useful and meaningful to investors as they are used by management to assess Chubb’s global P&C operations which are the most economically similar. We exclude the North America Agricultural Insurance and Life Insurance segments because the results of these businesses do not always correlate with the results of our global P&C operations.

Core operating income relates only to Chubb income, which excludes noncontrolling interests. It excludes from Chubb net income the after-tax impact of adjusted net realized gains (losses) and other, which include items described in this paragraph, and market risk benefits gains (losses). We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. We exclude adjusted net realized gains (losses) and market risk benefits gains (losses) because the amount of these gains (losses) is heavily influenced by, and fluctuates in part according to, the availability of market opportunities. In addition, we exclude the amortization of fair value adjustments on purchased invested assets and long-term debt related to certain acquisitions due to the size and complexity of these acquisitions. We also exclude integration expenses, which include legal and professional fees and all other costs directly related to acquisition integration activities. The costs are not related to the ongoing activities of the individual segments and are therefore included in Corporate and excluded from our definition of segment income. We believe these integration expenses are not indicative of our underlying profitability, and excluding these integration expenses facilitates the comparison of our financial results to our historical operating results. Additionally, we exclude the non-recurring tax benefit from the Bermuda Economic Transition Adjustment enacted in 2023 and adjusted in 2024 and subsequent years’ amortization of the related deferred tax asset, which we believe provides investors with a better view of our operating performance, enhances the understanding of the trends in the underlying business, improves comparability between periods and provides increased transparency compared to the prior presentation of the non-recurring tax benefit. Refer to page 1 for current and prior period results reflecting the adjusted presentation for core operating income, core operating income per share, core operating return on equity (ROE), core operating return on tangible equity (ROTE), and core operating effective tax rate. The adjusted prior period comparatives on core operating income and metrics that include core operating income for year-end 2024 and 2023 were previously disclosed on page 1b of Chubb Limited’s Financial Supplement for the quarter and year ended December 31, 2024, where metrics were presented to exclude the impact of the non-recurring tax benefit. References to core operating income measures mean net of tax, whether or not noted.

Chubb core operating effective tax rate is income tax expense (benefit) excluding tax expense (benefit) on adjusted net realized gains (losses), tax expense (benefit) on amortization of fair value of acquired invested assets and debt, tax expense (benefit) on integration expenses, tax expense (benefit) on market risk benefits gains (losses), the non-recurring tax benefit from the Bermuda Economic Transition Adjustment enacted in 2023 and subsequent years’ amortization of the related deferred tax asset, all attributable to Chubb, divided by Chubb income before tax excluding adjusted net realized gains (losses) before tax, market risk benefit gains (losses) before tax, amortization of fair value of acquired invested assets and debt before tax, and integration expenses before tax, all attributable to Chubb, before tax. We believe the use of this measure is meaningful to show the tax on the underlying performance of our insurance business, by excluding the taxes on adjusted net realized gains (losses), market risk benefit gains (losses), amortization of the fair value adjustments related to purchased invested assets and long-term debt, integration expenses, the non-recurring tax benefit from the Bermuda Economic Transition Adjustment enacted in 2023 and subsequent years’ amortization of the related deferred tax asset. Due to fluctuations in our income before taxes during the year, on a quarterly basis these exclusions may not annualize to the full year forecasted expense or (benefit), if applicable. Refer to the definition of core operating income (loss), net of tax above for more information on these adjustments.

Tangible book value per common share is Chubb shareholders’ equity less Chubb goodwill and other intangible assets, net of tax, divided by the shares outstanding. We believe that goodwill and other intangible assets are not indicative of our underlying insurance results or trends and make book value comparisons to less acquisitive peer companies less meaningful. Book value per share and tangible book value per share excluding accumulated other comprehensive income (loss) (AOCI), excludes AOCI from the numerator because it eliminates the effect of items that can fluctuate significantly from period to period, primarily based on changes in interest rates and foreign currency movement, to highlight underlying growth in book and tangible book value.

International life insurance net premiums written and deposits collected includes deposits collected on universal life and investment contracts (life deposits). Life deposits are not reflected as revenues in our consolidated statements of operations in accordance with U.S. GAAP. However, we include life deposits in presenting growth in our life insurance business because new life deposits are an important component of production and key to our efforts to grow our business.

Adjusted operating cash flow is Operating cash flow excluding the operating cash flow related to the net investing activities of Huatai’s asset management companies as it relates to the Consolidated Investment Products as required under consolidation accounting. Because these entities are investment companies, we are required to retain the investment company presentation in our consolidated results, which means, we include the net investing activities of these entities in our operating cash flows. Chubb has elected to remove the impact of net investing activities of consolidated investment companies from our operating cash flow as they may distort a reader’s analysis of our underlying operating cash flow related to the core insurance company operations. These net investing activities are more appropriately classified outside of operating cash flows, consistent with our consolidated investing activities. Accordingly, we believe that it is appropriate to adjust operating cash flow for the impact of consolidated investment products.

Reconciliation Non-GAAP	Page 25

Chubb Limited

Non-GAAP Financial Measures - 2

(in millions of U.S. dollars, except ratios)

(Unaudited)

Regulation G - Non-GAAP Financial Measures (continued)

Chubb Core operating effective tax rate

The following table presents the reconciliation of effective tax rate to the Core operating effective tax rate:						Full Year
	1Q-25	4Q-24	3Q-24	2Q-24	1Q-24	2024
Tax expense, as reported	$318	$475	$500	$489	$340	$1,804
Less: tax expense (benefit) on amortization of fair value of acquired invested assets and debt	(1)	2	2	(4)	5	5
Less: tax expense (benefit) on integration expenses	-	(3)	(1)	3	(6)	(7)
Less: tax expense (benefit) on adjusted net realized gains (losses)	(41)	(71)	(1)	(19)	(55)	(146)
Less: tax expense (benefit) on market risk benefits gains (losses)	(14)	-	-	-	-	-
Less: amortization of deferred tax asset (2025) and non-recurring tax benefit (2024) from Bermuda law	21	-	-	-	(55)	(55)

Tax expense, adjusted	$353	$547	$500	$509	$451	$2,007

Income before tax, as reported	$1,649	$3,050	$2,824	$2,719	$2,483	$11,076
Less: amortization of fair value of acquired invested assets and debt	3	2	2	2	1	7
Less: integration expenses	-	(18)	(7)	(7)	(7)	(39)
Less: adjusted realized gains (losses)	(84)	(246)	32	39	(238)	(413)
Less: realized gains (losses) related to unconsolidated entities	(20)	216	193	9	94	512
Less: market risk benefits gains (losses)	(92)	98	(230)	(29)	21	(140)

Core operating income before tax	$1,842	$2,998	$2,834	$2,705	$2,612	$11,149

Effective tax rate	19.3%	15.6%	17.7%	18.0%	13.7%	16.3%
Adjustment for tax impact of amortization of fair value of acquired invested assets and debt	0.1%	-0.1%	-0.1%	0.2%	-0.2%	0.0%
Adjustment for tax impact of integration expenses	0.0%	0.0%	0.0%	-0.2%	0.2%	0.0%
Adjustment for tax impact of adjusted net realized gains (losses)	1.0%	2.1%	1.7%	1.0%	1.4%	1.4%
Adjustment for tax impact of market risk benefits gains (losses)	-0.2%	0.6%	-1.6%	-0.2%	0.1%	-0.2%
Adjustment for amortization of deferred tax asset (2025) and non-recurring tax benefit (2024) from Bermuda law	-1.1%	0.0%	0.0%	0.0%	2.1%	0.5%

Core operating effective tax rate	19.1%	18.2%	17.7%	18.8%	17.3%	18.0%

Core operating income
The following table presents the reconciliation of Chubb net income to Core operating income:						Full Year
	1Q-25	4Q-24	3Q-24	2Q-24	1Q-24	2024
Net income, as reported	$1,331	$2,575	$2,324	$2,230	$2,143	$9,272
Amortization of fair value adjustment of acquired invested assets and long-term debt, pre-tax	3	2	2	2	1	7
Tax (expense) benefit on amortization adjustment	1	(2)	(2)	4	(5)	(5)
Integration expenses, pre-tax	-	(18)	(7)	(7)	(7)	(39)
Tax (expense) benefit on integration expenses	-	3	1	(3)	6	7
Adjusted realized gains (losses), pre-tax	(84)	(246)	32	39	(238)	(413)
Net realized gains (losses) related to unconsolidated entities, pre-tax (1)	(20)	216	193	9	94	512
Tax (expense) benefit on adjusted net realized gains (losses)	41	71	1	19	55	146
Market risk benefits gains (losses), pre-tax	(92)	98	(230)	(29)	21	(140)
Tax (expense) benefit on market risk benefits gains (losses)	14	-	-	-	-	-
Amortization of deferred tax asset (2025) and non-recurring tax benefit (2024) from Bermuda law	(21)	-	-	-	55	55

Core operating income	$1,489	$2,451	$2,334	$2,196	$2,161	$9,142

Catastrophe losses - after-tax	$1,300	$515	$629	$482	$347	$1,973
Unfavorable (favorable) prior period development (PPD) - after-tax	$(204)	$(196)	$(181)	$(167)	$(168)	$(712)

P&C Underwriting income and P&C CAY underwriting income ex Cats
The following table presents the reconciliation of Net income to P&C underwriting income and P&C CAY underwriting income ex Cats:						Full Year
	1Q-25	4Q-24	3Q-24	2Q-24	1Q-24	2024
Net income, as reported	$1,343	$2,640	$2,490	$2,216	$2,294	$9,640
Less: Income tax expense	(321)	(479)	(504)	(490)	(342)	(1,815)
Amortization expense of purchased intangibles	(75)	(82)	(81)	(80)	(80)	(323)
Other income (expense)	83	397	325	110	191	1,023
Interest expense	(181)	(189)	(192)	(182)	(178)	(741)
Net investment income	1,561	1,563	1,508	1,468	1,391	5,930
Net realized gains (losses)	(116)	(84)	198	104	(101)	117
Market risk benefits gains (losses)	(92)	98	(230)	(29)	21	(140)
Integration expenses	-	(18)	(7)	(7)	(7)	(39)
Life Insurance underlying income (loss) (2)	44	(141)	15	(99)	(2)	(227)
Add: Realized gains (losses) on crop derivatives	1	-	(1)	(3)	(1)	(5)

P&C underwriting income	$441	$1,575	$1,457	$1,418	$1,400	$5,850
Add: Catastrophe losses (including reinstatement premiums) - pre-tax	1,641	607	765	580	435	2,387
Unfavorable (favorable) prior period development (PPD) - pre-tax	(255)	(213)	(244)	(192)	(207)	(856)

P&C CAY underwriting income ex Cats	$1,827	$1,969	$1,978	$1,806	$1,628	$7,381

(1) Realized gains (losses) on partially-owned entities, which are investments where we hold more than an insignificant percentage of the investee’s shares. The net realized gain or loss is included in other income (expense) under U.S. GAAP.

(2) Life Insurance underlying income (loss) is calculated by subtracting losses and loss expenses, policy benefits, policy acquisition costs and administrative expenses from net premiums earned related to the Life Insurance segment.

Reconciliation Non-GAAP 2	Page 26

Chubb Limited

Non-GAAP Financial Measures - 3

(in millions of U.S. dollars, except share, per share data, and ratios)

(Unaudited)

Regulation G - Non-GAAP Financial Measures (continued)

Core operating ROE and Core operating ROTE

Core operating return on equity (ROE) and Core operating return on tangible equity (ROTE) are annualized non-GAAP financial measures. The numerator includes core operating income (loss), net of tax. The denominator includes the average Chubb shareholders’ equity for the period adjusted to exclude unrealized gains (losses) on investments, current discount rate on future policy benefits (FPB), and instrument-specific credit risk – market risk benefits (MRB), all net of tax and attributable to Chubb. For the ROTE calculation, the denominator is also adjusted to exclude Chubb goodwill and other intangible assets, net of tax. These measures enhance the understanding of the return on shareholders’ equity by highlighting the underlying profitability relative to shareholders’ equity and tangible equity excluding the effect of these items as these are heavily influenced by changes in market conditions. We believe ROTE is meaningful because it measures the performance of our operations without the impact of goodwill and other intangible assets.

			Full Year
	1Q-25	1Q-24	2024
Chubb net income	$1,331	$2,143	$9,272
Core operating income	$1,489	$2,161	$9,142
Equity - beginning of period, as reported	$64,021	$59,507	$59,507
Less: unrealized gains (losses) on investments, net of deferred tax	(4,552)	(4,177)	(4,177)
Less: changes in current discount rate on FPB, net of deferred tax	(539)	51	51
Less: changes in instrument-specific credit risk on MRB, net of deferred tax	(16)	(22)	(22)

Equity - beginning of period, as adjusted	$69,128	$63,655	$63,655

Less: Chubb goodwill and other intangible assets, net of tax	23,800	23,853	23,853

Equity - beginning of period, as adjusted ex Chubb goodwill and other intangible assets	$45,328	$39,802	$39,802

Equity - end of period, as reported	$65,726	$60,535	$64,021
Less: unrealized gains (losses) on investments, net of deferred tax	(3,704)	(4,825)	(4,552)
Less: changes in current discount rate on FPB, net of deferred tax	(645)	11	(539)
Less: changes in instrument-specific credit risk on MRB, net of deferred tax	(13)	(17)	(16)

Equity - end of period, as adjusted	$70,088	$65,366	$69,128

Less: Chubb goodwill and other intangible assets, net of tax	23,940	24,175	23,800

Equity - end of period, as adjusted ex Chubb goodwill and other intangible assets	$46,148	$41,191	$45,328

Weighted average equity, as reported	$64,874	$60,021	$61,764
Weighted average equity, as adjusted ex Chubb goodwill and other intangible assets	$45,738	$40,497	$42,565
Weighted average equity, as adjusted	$69,608	$64,511	$66,392
ROE	8.2%	14.3%	15.0%
Core operating ROTE	13.0%	21.3%	21.5%
Core operating ROE	8.6%	13.4%	13.8%
Private equities realized gains (losses), after-tax(1)	$(10)	$133	$635
Impact of Private equities if included in Core operating ROE - Favorable (unfavorable)(1)	-0.1 pts	0.8 pts	1.0 pt

Reconciliation of Book Value and Tangible Book Value per Share to adjusted measures
	March 31	December 31
	2025	2024	% Change
Book value	$65,726	$64,021
Less: AOCI	(7,635)	(8,644)

Book value excluding AOCI	73,361	72,665
Tangible book value	41,786	40,221
Less: Tangible AOCI	(6,478)	(7,292)

Tangible book value excluding tangible AOCI	$48,264	$47,513

Denominator: shares outstanding	400,748,485	400,703,663

Book value per share excluding AOCI	$183.06	$181.34	0.9%
Tangible book value per share excluding tangible AOCI	$120.44	$118.57	1.6%

(1) We record the change in the fair value mark and gains (losses) on sales of private equity funds as realized gains (losses) instead of investment income.

Reconciliation Non-GAAP 3	Page 27

Chubb Limited

Non-GAAP Financial Measures - 4

(in millions of U.S. dollars, except ratios)

(Unaudited)

Regulation G - Non-GAAP Financial Measures (continued)

P&C combined ratio

The P&C combined ratio includes the impact of realized gains and losses on crop derivatives. These derivatives were purchased to provide economic benefit, in a manner similar to reinsurance protection, in the event that a significant decline in commodity pricing will impact underwriting results. We view gains and losses on these derivatives as part of the results of our underwriting operations.

The following tables present the calculation of combined ratio, as reported, for each segment to P&C combined ratio, adjusted for catastrophe losses (Cats) and prior period development (PPD).

Q1 2025		North America Commercial P&C Insurance	North America Personal P&C Insurance	North America Agricultural Insurance	Overseas General Insurance	Global Reinsurance	Corporate	Total P&C
Numerator
Losses and loss expenses
Losses and loss expenses/policy benefits		$3,031	$2,093	$93	$1,510	$242	$14	$6,983
Realized (gains) losses on crop derivatives		-	-	(1)	-	-	-	(1)

Adjusted losses and loss expenses/policy benefits	A	$3,031	$2,093	$92	$1,510	$242	$14	$6,982

Catastrophe losses and related adjustments
Catastrophe losses, net of related adjustments		(154)	(1,342)	(15)	(55)	(75)	-	(1,641)
Reinstatement premiums collected (expensed) on catastrophe losses		-	(50)	-	-	13	-	(37)

Catastrophe losses, gross of related adjustments		(154)	(1,292)	(15)	(55)	(88)	-	(1,604)

PPD and related adjustments
PPD, net of related adjustments - favorable (unfavorable)		114	-	33	121	-	(13)	255
Net premiums earned adjustments on PPD - unfavorable (favorable)		(1)	-	-	-	-	-	(1)
Expense adjustments - unfavorable (favorable)		(2)	-	(3)	-	(1)	-	(6)
PPD reinstatement premiums - unfavorable (favorable)		-	-	-	-	-	-	-

PPD, gross of related adjustments - favorable (unfavorable)		111	-	30	121	(1)	(13)	248

CAY loss and loss expense ex Cats	B	$2,988	$801	$107	$1,576	$153	$1	$5,626

Policy acquisition costs and administrative expenses
Policy acquisition costs and administrative expenses	C	$1,063	$417	$19	$1,167	$110	$105	$2,881
Expense adjustments - favorable (unfavorable)		2	-	3	-	1	-	6

CAY policy acquisition costs and administrative expenses	D	$1,065	$417	$22	$1,167	$111	$105	$2,887

Denominator
Net premiums earned	E	$4,988	$1,574	$165	$3,209	$368		$10,304
Reinstatement premiums (collected) expensed on catastrophe losses		-	50	-	-	(13)		37
Net premiums earned adjustments on PPD - unfavorable (favorable)		(1)	-	-	-	-		(1)
PPD reinstatement premiums - unfavorable (favorable)		-	-	-	-	-		-

Net premiums earned excluding adjustments	F	$4,987	$1,624	$165	$3,209	$355		$10,340

P&C combined ratio
Loss and loss expense ratio	A/E	60.8%	133.0%	55.9%	47.0%	65.8%		67.8%
Policy acquisition cost and administrative expense ratio	C/E	21.3%	26.5%	11.6%	36.4%	29.8%		27.9%

P&C combined ratio		82.1%	159.5%	67.5%	83.4%	95.6%		95.7%

CAY P&C combined ratio ex Cats
Loss and loss expense ratio, adjusted	B/F	59.9%	49.3%	65.8%	49.1%	43.2%		54.4%
Policy acquisition cost and administrative expense ratio, adjusted	D/F	21.4%	25.7%	13.1%	36.4%	31.1%		27.9%

CAY P&C combined ratio ex Cats		81.3%	75.0%	78.9%	85.5%	74.3%		82.3%

Combined ratio
Combined ratio								95.7%
Add: impact of gains and losses on crop derivatives								0.0%

P&C combined ratio								95.7%

Note: The ratios above are calculated using whole U.S. dollars. Accordingly, calculations using rounded amounts may differ. Letters A, B, C, D, E, and F included in the table are references for calculating the ratios above.

Reconciliation Non-GAAP 4	Page 28

Chubb Limited

Non-GAAP Financial Measures - 5

(in millions of U.S. dollars, except ratios)

(Unaudited)

Regulation G - Non-GAAP Financial Measures (continued)

P&C combined ratio (continued)

Q1 2024		North America Commercial P&C Insurance	North America Personal P&C Insurance	North America Agricultural Insurance	Overseas General Insurance	Global Reinsurance	Corporate	Total P&C
Numerator
Losses and loss expenses
Losses and loss expenses/policy benefits		$3,175	$899	$48	$1,526	$137	$10	$5,795
Realized (gains) losses on crop derivatives		-	-	1	-	-	-	1

Adjusted losses and loss expenses/policy benefits	A	$3,175	$899	$49	$1,526	$137	$10	$5,796

Catastrophe losses and related adjustments
Catastrophe losses, net of related adjustments		(236)	(170)	(3)	(26)	-	-	(435)
Reinstatement premiums collected (expensed) on catastrophe losses		-	-	-	-	-	-	-

Catastrophe losses, gross of related adjustments		(236)	(170)	(3)	(26)	-	-	(435)

PPD and related adjustments
PPD, net of related adjustments - favorable (unfavorable)		48	52	28	89	(1)	(9)	207
Net premiums earned adjustments on PPD - unfavorable (favorable)		-	-	39	-	-	-	39
Expense adjustments - unfavorable (favorable)		8	-	3	-	-	-	11
PPD reinstatement premiums - unfavorable (favorable)		-	-	-	-	-	-	-

PPD, gross of related adjustments - favorable (unfavorable)		56	52	70	89	(1)	(9)	257

CAY loss and loss expense ex Cats	B	$2,995	$781	$116	$1,589	$136	$1	$5,618

Policy acquisition costs and administrative expenses
Policy acquisition costs and administrative expenses	C	$1,016	$386	$23	$1,154	$90	$107	$2,776
Expense adjustments - favorable (unfavorable)		(8)	-	(3)	-	-	-	(11)

CAY policy acquisition costs and administrative expenses	D	$1,008	$386	$20	$1,154	$90	$107	$2,765

Denominator
Net premiums earned	E	$4,880	$1,471	$128	$3,198	$295		$9,972
Reinstatement premiums (collected) expensed on catastrophe losses		-	-	-	-	-		-
Net premiums earned adjustments on PPD - unfavorable (favorable)		-	-	39	-	-		39
PPD reinstatement premiums - unfavorable (favorable)		-	-	-	-	-		-

Net premiums earned excluding adjustments	F	$4,880	$1,471	$167	$3,198	$295		$10,011

P&C combined ratio
Loss and loss expense ratio	A/E	65.1%	61.1%	38.6%	47.7%	46.3%		58.1%
Policy acquisition cost and administrative expense ratio	C/E	20.8%	26.3%	18.0%	36.1%	30.6%		27.9%

P&C combined ratio		85.9%	87.4%	56.6%	83.8%	76.9%		86.0%

CAY P&C combined ratio ex Cats
Loss and loss expense ratio, adjusted	B/F	61.4%	53.1%	69.5%	49.7%	46.0%		56.1%
Policy acquisition cost and administrative expense ratio, adjusted	D/F	20.6%	26.2%	12.1%	36.1%	30.5%		27.6%

CAY P&C combined ratio ex Cats		82.0%	79.3%	81.6%	85.8%	76.5%		83.7%

Combined ratio
Combined ratio								86.0%
Add: impact of gains and losses on crop derivatives								0.0%

P&C combined ratio								86.0%

Note: The ratios above are calculated using whole U.S. dollars. Accordingly, calculations using rounded amounts may differ. Letters A, B, C, D, E, and F included in the table are references for calculating the ratios above.

Reconciliation Non-GAAP 5	Page 29

Chubb Limited

Glossary

Chubb Limited Consolidated comprises all segments including Corporate.

Total P&C comprises all segments (including Corporate) except the Life Insurance segment.

Global P&C comprises all segments (including Corporate) except the Life Insurance and North America Agricultural segments.

P&C combined ratio: The sum of the loss and loss expense ratio, policy acquisition cost ratio and the administrative expense ratio excluding the Life Insurance segment and including the realized gains and losses on the crop derivatives.

Book value per common share: Chubb shareholders’ equity divided by the shares outstanding.

Tangible book value per common share: Chubb shareholders’ equity less Chubb goodwill and other intangible assets, net of tax, divided by the shares outstanding.

Average market yield of fixed income investments: Weighted average yield based on the current market value of our fixed maturities and other debt investments.

Average book yield of fixed income investments: Weighted average yield based on the amortized cost of our fixed maturities and other debt investments.

Total capitalization: The sum of the short-term debt, long-term debt, trust preferreds, and Chubb shareholders’ equity.

Integration expenses: Integration expenses comprise legal and professional fees and all other costs directly related to the integration activities primarily of the Cigna acquisition. Integration expenses are incurred by Chubb and are included in Corporate. These costs are not related to the on-going business activities of the segments and are therefore excluded from our definition of segment income.

Catastrophe losses (Cats): We generally define catastrophe loss events consistent with the definition of the Property Claims Service (PCS) for events in the U.S. and Canada. PCS defines a catastrophe as an event that causes damage of $25 million or more in insured losses and affects a significant number of insureds. For events outside of the U.S. and Canada, we generally use a similar definition. Catastrophe loss events are events that occurred in the current calendar year only. Changes in catastrophe loss estimates in the current calendar year that relate to loss events that occurred in previous calendar years are considered prior period development.

Prior period development (PPD) arises from changes to loss estimates recognized in the current year that relate to loss events that occurred in previous calendar years and excludes the effect of losses from the development of earned premium from previous accident years.

Reinstatement premiums are additional premiums paid on certain reinsurance agreements in order to reinstate coverage that had been exhausted by loss occurrences. The reinstatement premium amount is typically a pro rata portion of the original ceded premium paid based on how much of the reinsurance limit had been exhausted.

Net premiums earned adjustments within prior period development are adjustments to the initial premium earned on retrospectively rated policies based on actual claim experience that develops after the policy period ends. The premium adjustments correlate to the prior period loss development on these same policies and are fully earned in the period the adjustments are recorded.

Prior period expense adjustments typically relate to either profit commission reserves or policyholder dividend reserves based on actual claim experience that develops after the policy period ends. The expense adjustments correlate to the prior period loss development on these same policies.

Segment income (loss) includes underwriting income (loss), adjusted net investment income, other income (expense) – operating, and amortization expense of purchased intangibles.

Non-premium revenues and expenses included in Other income and expense, principally pertain to the management of third-party assets by Huatai Asset Management Co., Ltd. (HAM) and Huatai Baoxing, which are unrelated to Huatai Group’s core insurance operations. These revenues and expenses are recognized in the period in which the services are performed.

NM: Not meaningful.

Glossary	Page 30